                                                                  EXHIBIT 99-11

                              KPMG Peat Marwick LLP
                                   Suite 2000
                           1211 Southwest Fifth Avenue
                               Portland, OR 97204







                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors and Shareholders
The Oregon Municipal Bond Fund, Inc.:


We consent to the inclusion in The Oregon Municipal Bond Fund, Inc. Post-Effective Amendment No. 20 to the Registration Statement No. 2-92218 on Form N-1A under the Securities Act of 1933 and Amendment No. 22 to the Registration Statement No. 811-4464 on Form N-1A under the Investment Company Act of 1940 of our report dated December 8, 1995, on the financial statements and financial highlights of The Oregon Municipal Bond Fund, Inc. for the periods presented indicated therein, which report has been included in the Statement of Additional Information of The Oregon Municipal Bond Fund, Inc.

We also consent to the reference to our firm under the heading "Financial Highlights" in the Prospectus and under the heading "Auditors" in the Statement of Additional Information.


                                                           KPMG PEAT MARWICK LLP


Portland, Oregon
December 29, 1995